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Contacts:         For Media:        John Calagna
                                    (212) 578-6252
                                    jcalagna@metlife.com
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                  For Investors:    Kevin Helmintoller
                                    (212) 578-5140
                                    helmintoller@metlife.com
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         METLIFE'S SUBSIDIARY, GENERAL AMERICAN LIFE INS. CO., TAKES $48
         MILLION CHARGE IN CONNECTION WITH ITS FORMER MEDICARE BUSINESS
    ~ MetLife Affirms Full Year Operating Earnings Guidance of $2.56 to $2.59
                                   Per Share ~

NEW YORK, April 11, 2002 - MetLife, Inc. (NYSE: MET) announced today that its wholly-owned subsidiary, General American Life Insurance Company, will take a $48 million after-tax charge. This charge will cover costs associated with the anticipated resolution of a federal government investigation of their former Medicare business. General American exited its Medicare business in 1998, before the company was acquired by MetLife in January 2000.

Although the charge will reduce its first quarter net earnings per share, MetLife affirmed its operating earnings guidance of $2.56 to $2.59 per share for the full year 2002 inclusive of the charge.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve approximately 10 million individual households in the U.S. and companies and institutions with 33 million employees and members. It also has international insurance operations in 13 countries.

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This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

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Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse litigation or arbitration results; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength ratings or debt ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) the effects of business disruption or economic contraction due to terrorism or other hostilities; and (xiii) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.